Exhibit 99

Manning & Napier, Inc. Reports Second Quarter 2017

Earnings Results

FAIRPORT, NY, August 1, 2017 - Manning & Napier, Inc. (NYSE: MN), (“Manning & Napier” or “the Company”) today reported 2017 second quarter results for the period ended June 30, 2017.

Summary Highlights

•	Assets under management (“AUM”) at June 30, 2017 was $27.1 billion, compared with $31.6 billion at March 31, 2017.

•	Revenue for the second quarter decreased 20% year-over-year and 7% sequentially to $51.5 million

•	Second quarter income before taxes was $15.8 million

•	Net income attributable to Manning & Napier, Inc. for the second quarter was $1.7 million, or $0.12 per diluted share, and on a non-GAAP basis, economic net income was $9.7 million, or $0.12 per adjusted share

•	The Company’s Board of Directors declared a quarterly dividend of $0.08 per share of Class A common stock at their April 2017 board meeting

•	Announced the addition of the Disciplined Value Collective Investment Trust Fund to the Company’s suite of more than 25 risk-based, target date (including ETF based portfolios), and asset class collective trust funds; a vehicle that continues to gain traction in the defined contribution market.

William Manning, co-founder, Chairman of the Board and Chief Executive Officer, commented, “Today’s market remains a challenging one for active managers, with the low volatility environment leading to continued trends toward passive management and other lower fee alternatives. As such, differentiating ourselves through attractive investment solutions remains a critical component to our success. Our year-to-date financial results reflect our continuing commitment to enhancing our investment products and services.”

Mr. Manning continued, “Our sales force continues to have constructive conversations with our clients and prospects about the proven benefits of active management across market cycles, including the flexibility we can provide to manage risk and avoid the complacency that currently exists in the market. Our absolute and relative returns so far in 2017 illustrate the advantages of our active approach in achieving returns while mitigating risks for clients. However, the consultative relationships we have with our clients require more than simply competitive returns. To that end, we continue to gain traction with value-added products and services that complement our traditional offerings, including our lower fee products and customized active allocation portfolios utilizing ETFs. We remain focused on executing well on our current product offerings while continuing to develop differentiated investment solutions that we believe will help maintain long-term relationships with our clients.”

Second Quarter 2017 Financial Review

Manning & Napier reported second quarter 2017 revenue of $51.5 million, a decrease of 20% from revenue of $64.5 million reported in the second quarter of 2016, and a decrease of 7% from revenue of $55.5 million reported in the first quarter of 2017. The changes in revenue resulted primarily from changes in average AUM. Average AUM for the quarter was $28.6 billion, a 21% and 10% decrease from average AUM for the second quarter of 2016 and the first quarter of 2017, when average AUM was $36.3 billion and $31.8 billion, respectively. Revenue as a percentage of average AUM was 0.72% for the second quarter of 2017, compared to 0.72% for the second quarter of 2016 and 0.71% for the first quarter of 2017.

Operating expenses for the second quarter 2017 were $36.6 million, a decrease of $5.0 million, or 12%, compared with the second quarter of 2016, and a decrease of $2.2 million, or 6%, compared with the first quarter of 2017.

Compensation and related costs decreased by $2.1 million and $1.1 million compared with the second quarter of 2016 and first quarter of 2017, respectively. The expense decrease in the current quarter compared to the second quarter of 2016 was driven by lower variable incentive costs as a result of the reduction in AUM. The decrease compared to the first quarter of 2017 was driven by a lower overall workforce of approximately 3% compared to March 31, 2017. As a percentage of revenue, compensation and related costs for the second quarter of 2017 were 43%, compared with 38% for the second quarter of 2016 and 42% for the first quarter of 2017.

Distribution, servicing and custody expenses for the second quarter of 2017 decreased by $1.9 million, or 21%, compared with the second quarter of 2016, and by $0.3 million, or 4%, compared with the first quarter of 2017, while average mutual fund and collective trust AUM decreased by 33% and 21% for the respective periods. The percentage decrease in AUM exceeds the percentage decrease in expense since redemptions during the second quarter of 2017 were concentrated in those relationships where we did not have distribution and servicing obligations. Specifically, we had a single retirement plan relationship which redeemed approximately $2.5 billion during the second quarter of 2017 where there was no associated distribution obligation.

Other operating costs decreased by $1.0 million, or 12%, compared with the second quarter of 2016, and by $0.7 million, or 9%, compared with the first quarter of 2017. As a percentage of revenue, other operating costs for the second quarter of 2017 was 14% compared to 13% for second quarter of 2016 and 14% for the first quarter of 2017.

Operating income was $15.0 million for the quarter, a decrease of $8.0 million, or 35%, from the second quarter of 2016 and a decrease of $1.7 million, or 10%, from the first quarter of 2017. Operating margin was 29% for the second quarter of 2017, compared with 36% for the second quarter of 2016 and 30% for the first quarter of 2017.

Non-operating income was $0.8 million for the quarter, compared to $0.3 million and $1.1 million reported for the second quarter of 2016 and first quarter of 2017, respectively. Non-operating income for the quarter included $0.6 million of net income on investments held by the Company to provide initial cash seeding for product development purposes, compared to net income of $0.2 million and $1.0 million for the second quarter of 2016 and first quarter of 2017, respectively.

Income before taxes was $15.8 million for the second quarter of 2017, compared to $23.2 million in the second quarter of 2016, a 32% decrease, and $17.9 million in the first quarter of 2017, an 11% decrease. Net income attributable to the controlling and noncontrolling interests for the second quarter of 2017 was $14.6 million, compared to net income of $21.7 million in the second quarter of 2016 and $16.5 million in the first quarter of 2017. Net income attributable to Manning & Napier, Inc. for the second quarter of 2017 was $1.7 million, or $0.12 per basic and diluted share, compared to $2.6 million, or $0.17 per basic and diluted share, in the second quarter of 2016 and $1.9 million, or $0.13 per basic and diluted share, in the first quarter of 2017 and reflects the public ownership of the Company’s subsidiary, Manning & Napier Group, LLC. The remaining ownership interest is attributed to the other members of Manning & Napier Group, LLC.

As defined in the Non-GAAP Financial Measures section below, the Company uses economic net income and economic net income per adjusted share to provide greater clarity regarding the cash earnings of the business. On this basis, Manning & Napier reported second quarter 2017 economic net income of $9.7 million, or $0.12 per adjusted share, compared to $14.2 million, or $0.17 per adjusted share, in the second quarter of 2016 and $10.9 million, or $0.13 per adjusted share, in the first quarter of 2017.

Six-months ended June 30, 2017 Financial Review

Manning & Napier reported 2017 year-to-date revenue of $107.0 million, a decrease of 15% from revenue of $126.5 million reported in 2016. This decrease was consistent with changes in average AUM, which decreased by 14% from the prior year to $30.2 billion in 2017. Revenue as a percentage of average AUM was 0.71%, compared to 0.72% for the prior year.

Operating expenses for 2017 year-to-date were $75.3 million, a decrease of $5.5 million, or 7%, from 2016.

Compensation and related costs decreased by $0.7 million, or 2%, when compared to 2016. This decrease was primarily due to a reduction in stock-based compensation. As a percentage of revenue, compensation and related costs for 2017 year-to-date were 43%, compared to 37% for the prior year.

Distribution, servicing and custody expenses for 2017 year-to-date decreased by $3.3 million, or 19%, from 2016, while average mutual fund and collective trust AUM decreased by 21% for the same period. The percentage decrease in AUM exceeds the percentage decrease in expense since redemptions during the second quarter of 2017 were concentrated in those relationships where we did not have distribution and servicing obligations.

Other operating costs decreased by $1.5 million, or 9%, when compared to 2016. As a percentage of revenue, other operating costs for the six months ended June 30, 2017 was 14% compared to 13% for 2016.

Operating income was $31.7 million for 2017 year-to-date, a decrease of $14.0 million, or 31%, from 2016. Operating margin for 2017 year-to-date was 30% compared to the prior year of 36%.

Non-operating income for 2017 year-to-date was $2.0 million, an increase of $0.6 million from non-operating income of $1.4 million reported in 2016. Included in non-operating income for 2017 year-to-date was $1.6 million of net income on investments held by the Company to provide initial cash seeding for product development purposes, compared to net income of $1.3 million reported in 2016.

Income before taxes was $33.7 million for 2017 year-to-date, compared to $47.1 million in 2016, a 28% decrease. Net income attributable to the controlling and noncontrolling interests was $31.1 million and $43.9 million in 2017 and 2016, respectively. Net income attributable to the common shareholders for 2017 was $3.6 million, or $0.25 per basic and diluted share, compared to $5.0 million, or $0.34 per basic share and $0.33 per diluted share in 2016.

On a Non-GAAP basis, economic net income was $20.6 million, or $0.26 per adjusted share for 2017 year-to-date, compared to $29.2 million, or $0.35 per adjusted share in 2016.

Assets Under Management

As of June 30, 2017, AUM was $27.1 billion, a decrease of 14% from $31.6 billion as of March 31, 2017 and a decrease of 24% from $35.7 billion as of June 30, 2016. The composition of the Company’s AUM as of June 30, 2017 was 65% in separate accounts and 35% in mutual funds and collective investment trusts, a shift in composition from 59% and 58% in separate accounts and 41% and 42% in mutual funds and collective investment trusts as of March 31, 2017 and June 30, 2016, respectively.

Since March 31, 2017, AUM decreased by $4.6 billion. This decrease in AUM was attributable to net client outflows of $5.6 billion, partially offset by market appreciation of approximately $1.1 billion. The net client outflows of $5.6 billion consisted of net client outflows for both the separate account and mutual fund and collective investment trust products of approximately $1.7 billion and $3.9 billion, respectively. The annualized separate account retention rate for the three months ended June 30, 2017 was 67%, compared to 81% for the rolling 12 months ended June 30, 2017. Mutual fund and collective investment trust cash outflows were primarily from a single retirement plan relationship which redeemed approximately $2.5 billion during the second quarter of 2017.

When compared to June 30, 2016, AUM decreased by $8.6 billion from $35.7 billion, including a decrease of $2.9 billion, or 14%, in separate account AUM and a decrease of $5.8 billion, or 38%, in mutual fund and collective investment trust AUM. The $8.6 billion decrease in AUM from June 30, 2016 to June 30, 2017 was attributable to net client outflows of approximately $11.9 billion, partially offset by market appreciation of $3.2 billion. The net client outflows of $11.9 billion consisted of $4.8 billion of net outflows for separate accounts and $7.1 billion of net outflows for mutual funds and collective investment trusts.

Balance Sheet

As of June 30, 2017, cash and cash equivalents were $93.0 million and investments, including short-term investments and seeded products, were $45.3 million, compared to cash and cash equivalents of $100.6 million and investments of $43.6 million at March 31, 2017. As of June 30, 2017, the Company had no debt.

During the quarter ended June 30, 2017, Manning & Napier Group, LLC declared a distribution of $9.5 million to its members and the Company declared a quarterly dividend of $0.08 per share of Class A common stock.

Conference Call

Manning & Napier will host a conference call to discuss its 2017 second quarter financial results on Tuesday, August 1, 2017, at 5:00 p.m. ET. To access the teleconference, please dial 706-758-9224 (domestic and international) approximately ten minutes before the teleconference’s scheduled start time and reference ID# 58283020. A live webcast will also be available on the investor relations portion of Manning & Napier’s website at http://ir.manning-napier.com/. A supplemental slide deck will be posted to the Company’s website prior to the call.

If you are unable to access the live teleconference, a replay will be available beginning approximately two hours after the call’s completion and available through August 8, 2017. The teleconference replay can be accessed by dialing 404-537-3406 (domestic and international) and entering the ID# 58283020. A webcast replay will also be available on the investor relations portion of Manning & Napier’s website at http://ir.manning-napier.com/.

Non-GAAP Financial Measures

To provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, the Company supplements its consolidated statements of income presented on a GAAP basis with non-GAAP financial measures of earnings. Please refer to the schedule in this release for a reconciliation of non-GAAP financial measures to GAAP measures.

Management uses economic net income and economic net income per adjusted share as financial measures to evaluate the profitability and efficiency of the Company’s business. Economic net income and economic net income per adjusted share are not presented in accordance with GAAP.

Economic net income is a non-GAAP measure of after-tax operating performance and equals the Company’s income before tax provision for income taxes less adjusted income taxes. Adjusted income taxes are estimated assuming the exchange of all outstanding units of Manning & Napier Group, LLC into Class A common stock on a one-to-one basis. Therefore, all income of Manning & Napier Group, LLC allocated to the units of Manning & Napier Group, LLC is treated as if it were allocated to Manning & Napier and represents an estimate of income tax expense at an effective rate of 39.0% for the three-month periods ended June 30, 2017, March 31, 2017 and June 30, 2016, respectively, and 39.0% and 38.0% for the six-months ended June 30, 2017 and 2016, respectively, reflecting assumed federal, state and local income taxes. Economic net income per adjusted share is equal to economic net income divided by the total number of adjusted Class A common shares outstanding. The number of adjusted Class A common shares outstanding for all periods presented is determined by assuming the weighted average exchangeable units of Manning & Napier Group, LLC and unvested equity awards are converted into the Company’s outstanding Class A common stock as of the respective reporting date, on a one-to-one basis. The Company’s management uses economic net income, among other financial data, to determine the earnings available to distribute as dividends to holders of its Class A common stock and to the holders of the units of Manning & Napier Group, LLC.

Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. Additionally, the Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures.

About Manning & Napier, Inc.

Manning & Napier (NYSE: MN) provides a broad range of investment solutions as well as a variety of consultative services that complement our investment process. Founded in 1970, we offer U.S. and non-U.S. equity, fixed income, and a range of blended asset portfolios, such as life cycle funds and actively-managed exchange-traded fund (“ETF”)-based portfolios. We serve a diversified client base of high-net-worth individuals and institutions, including 401(k) plans, pension plans, Taft-Hartley plans, endowments and foundations. For many of these clients, our relationship goes beyond investment management and includes customized solutions that address key issues and solve client-specific problems. We are headquartered in Fairport, NY and had 444 employees as of June 30, 2017.

Safe Harbor Statement

This press release and other statements that the Company may make may contain forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect the Company’s current views with respect to, among other things, its operations and financial performance. Words like “believes,” “expects,” “may,” “estimates,” “will,” “should,” “intends,” “plans,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what it currently knows about its business and operations, there can be no assurance that its actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ from its expectations or beliefs include, without limitation: changes in securities or financial markets or general economic conditions; a decline in the performance of the Company’s products; client sales and redemption activity; changes of government policy or regulations; and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Contacts

Investor Relations:

Sean Silva

Prosek Partners

212-279-3115

ssilva@prosek.com

Public Relations:

Nicole Kingsley Brunner

Manning & Napier, Inc.

585-325-6880

nbrunner@manning-napier.com

Source Manning & Napier

Manning & Napier, Inc.

Consolidated Statements of Operations

(in thousands, except share data)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Revenues
Investment management services revenue	$51,536	$55,485	$64,505	$107,021	$126,547
Expenses
Compensation and related costs	22,233	23,381	24,379	45,614	46,346
Distribution, servicing and custody expenses	7,084	7,411	8,950	14,495	17,792
Other operating costs	7,234	7,978	8,213	15,212	16,666

Total operating expenses	36,551	38,770	41,542	75,321	80,804

Operating income	14,985	16,715	22,963	31,700	45,743
Non-operating income (loss)
Non-operating income (loss), net	846	1,142	280	1,988	1,358

Income before provision for income taxes	15,831	17,857	23,243	33,688	47,101
Provision for income taxes	1,242	1,343	1,545	2,585	3,219

Net income attributable to the controlling and the noncontrolling interests	14,589	16,514	21,698	31,103	43,882
Less: net income attributable to the noncontrolling interests	12,904	14,617	19,093	27,521	38,859

Net income attributable to Manning & Napier, Inc.	$1,685	$1,897	$2,605	$3,582	$5,023

Net income per share available to Class A common stock
Basic	$0.12	$0.13	$0.17	$0.25	$0.34

Diluted	$0.12	$0.13	$0.17	$0.25	$0.33

Weighted average shares of Class A common stock outstanding
Basic	14,111,368	14,042,880	13,960,768	14,077,313	13,852,949

Diluted	14,298,834	14,216,988	14,243,579	14,256,911	14,209,811

Manning & Napier, Inc.

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

(in thousands, except share data)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net income attributable to Manning & Napier, Inc.	$1,685	$1,897	$2,605	$3,582	$5,023

Add back: Net income attributable to the noncontrolling interests	12,904	14,617	19,093	27,521	38,859
Add back: Provision for income taxes	1,242	1,343	1,545	2,585	3,219

Income before provision for income taxes	15,831	17,857	23,243	33,688	47,101
Adjusted income taxes (Non-GAAP)	6,174	6,964	9,065	13,138	17,892

Economic net income (Non-GAAP)	$9,657	$10,893	$14,178	$20,550	$29,209

Weighted average shares of Class A common stock outstanding - Basic	14,111,368	14,042,880	13,960,768	14,077,313	13,852,949
Assumed vesting, conversion or exchange of:
Manning & Napier Group, LLC units outstanding (non-controlling interest)	63,941,860	65,764,096	66,387,975	64,847,944	67,142,229
Unvested restricted share-based awards	1,136,144	1,207,788	1,681,138	1,171,768	1,849,269

Weighted average adjusted shares (Non-GAAP)	79,189,372	81,014,764	82,029,881	80,097,025	82,844,447

Economic net income per adjusted share (Non-GAAP)	$0.12	$0.13	$0.17	$0.26	$0.35

Manning & Napier, Inc.

Assets Under Management (“AUM”)

(in millions)

(unaudited)

For the three months ended:	Investment Vehicle			Portfolio
	Separate accounts	Mutual funds and collective investment trusts	Total	Blended Asset	Equity	Fixed Income	Total

As of March 31, 2017	$18,762.8	$12,866.6	$31,629.4	$19,851.8	$10,496.4	$1,281.2	$31,629.4
Gross client inflows (1)	621.2	450.0	1,071.2	560.7	318.0	192.5	1,071.2
Gross client outflows (1)	(2,316.8)	(4,375.2)	(6,692.0)	(4,251.0)	(2,314.4)	(126.6)	(6,692.0)
Market appreciation/(depreciation) & other (2)	647.7	419.2	1,066.9	452.3	594.3	20.3	1,066.9

As of June 30, 2017	$17,714.9	$9,360.6	$27,075.5	$16,613.8	$9,094.3	$1,367.4	$27,075.5
Average AUM for period	$18,424.4	$10,218.0	$28,642.4	$17,249.6	$10,061.2	$1,331.6	$28,642.4
As of December 31, 2016	$18,801.9	$12,881.1	$31,683.0	$19,909.4	$10,463.9	$1,309.7	$31,683.0
Gross client inflows (1)	355.9	711.0	1,066.9	705.2	318.1	43.6	1,066.9
Gross client outflows (1)	(1,522.9)	(1,504.4)	(3,027.3)	(1,876.6)	(1,053.2)	(97.5)	(3,027.3)
Market appreciation/(depreciation) & other (2)	1,127.9	778.9	1,906.8	1,113.8	767.6	25.4	1,906.8

As of March 31, 2017	$18,762.8	$12,866.6	$31,629.4	$19,851.8	$10,496.4	$1,281.2	$31,629.4
Average AUM for period	$18,982.4	$12,859.6	$31,842.0	$19,931.3	$10,626.9	$1,283.8	$31,842.0
As of March 31, 2016	$20,289.2	$14,407.2	$34,696.4	$22,036.2	$11,472.2	$1,188.0	$34,696.4
Gross client inflows (1)	536.5	813.8	1,350.3	889.6	296.9	163.8	1,350.3
Gross client outflows (1)	(1,765.0)	(1,989.3)	(3,754.3)	(1,698.4)	(1,938.8)	(117.1)	(3,754.3)
Acquired assets	1,234.2	1,660.1	2,894.3	—	2,719.8	174.5	2,894.3
Market appreciation/(depreciation) & other (2)	290.1	239.4	529.5	449.4	58.8	21.3	529.5

As of June 30, 2016	$20,585.0	$15,131.2	$35,716.2	$21,676.8	$12,608.9	$1,430.5	$35,716.2
Average AUM for period	$20,920.1	$15,331.8	$36,251.9	$22,119.4	$12,791.1	$1,341.4	$36,251.9

For the six months ended:	Investment Vehicle			Portfolio
	Separate accounts	Mutual funds and collective investment trusts	Total	Blended Asset	Equity	Fixed Income	Total

As of December 31, 2016	$18,801.9	$12,881.1	$31,683.0	$19,909.4	$10,463.9	$1,309.7	$31,683.0
Gross client inflows (1)	977.1	1,161.0	2,138.1	1,265.9	636.1	236.1	2,138.1
Gross client outflows (1)	(3,839.7)	(5,879.6)	(9,719.3)	(6,127.6)	(3,367.6)	(224.1)	(9,719.3)
Market appreciation/(depreciation) & other (2)	1,775.6	1,198.1	2,973.7	1,566.1	1,361.9	45.7	2,973.7

As of June 30, 2017	$17,714.9	$9,360.6	$27,075.5	$16,613.8	$9,094.3	$1,367.4	$27,075.5
Average AUM for period	$18,694.9	$11,541.0	$30,235.9	$18,600.4	$10,323.8	$1,311.7	$30,235.9
As of December 31, 2015	$20,735.4	$14,706.8	$35,442.2	$22,442.4	$11,828.4	$1,171.4	$35,442.2
Gross client inflows (1)	921.3	1,781.9	2,703.2	1,828.4	643.0	231.8	2,703.2
Gross client outflows (1)	(2,952.4)	(3,531.5)	(6,483.9)	(3,353.9)	(2,937.6)	(192.4)	(6,483.9)
Acquired assets	1,234.2	1,660.1	2,894.3	—	2,719.8	174.5	2,894.3
Market appreciation/(depreciation) & other (2)	646.5	513.9	1,160.4	759.9	355.3	45.2	1,160.4

As of June 30, 2016	$20,585.0	$15,131.2	$35,716.2	$21,676.8	$12,608.9	$1,430.5	$35,716.2
Average AUM for period	$20,530.7	$14,600.7	$35,131.4	$21,913.5	$11,952.6	$1,265.3	$35,131.4

(1)	Transfers of client assets between portfolios are included in gross client inflows and gross client outflows.
(2)	Market appreciation/(depreciation) and other includes investment gains/(losses) on assets under management, the impact of changes in foreign exchange rates and net flows from non-sales related activities including net reinvested dividends.

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